SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): __________________

                            iRV, INC.
(Exact name of registrant as specified in its charter)
Colorado (State or other juridiction of incorporation or organization)	0-19949 (Commission file number)	84-1153522 (IRS Employer Identification No.)

5373 North Union Boulevard, Suite 100, Colorado Springs, Colorado 80918
(Address of principal executive offices)                                        (Zip Code)

Registrant's telephone number, including area code: (719) 590-4900

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 2:       DISPOSITION OF ASSETS

       Effective August 30, 2001, iRV, Inc. (the "Company") discontinued the operations of its RV dealership located in Knoxville, Tennessee. Those operations had been conducted through the Company's wholly-owned subsidiary, iRV - Knoxville, Inc.

       The principal assets associated with the operation of the RV dealership was inventory held under a floor plan financing arrangement with Deutsche Financial Services. Following cessation of operations, the inventory was transferred to Deutsche under its floor plan financing arrangement. Furthermore, miscellaneous office machinery and equipment has been liquidated for nominal consideration. The business premises of the RV dealership were occupied under a lease. Those business premises have been returned to the possession of the landlord.

ITEM 7:       PRO FORMA FINANCIAL INFORMATION

       Included herewith is pro forma financial information required pursuant to Item 310 of Regulation SB. The pro forma financial information consists of the Company's unaudited pro forma balance sheet as of June 30, 2001 and unaudited pro forma statement of operations for the 12 months ended March 31, 2001 and three months ended June 30, 2001, with adjustments giving retroactive effect to the liquidation of iRV - Knoxville, Inc. and the cessation of operations conducted by that subsidiary, as if it had accorred as of and at the beginning of the periods shown.

IRV, INC AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEETS
as of June 30, 2001
	As Originally	Pro-Forma	As
	Reported	Adjustments	Revised
ASSETS
CURRENT ASSETS
Cash	$ -		$ -
Funding receivable	35,000	35,000	-
Inventories	1,545,000	1,545,000	-
Other assets	9,000	9,000	-
TOTAL CURRENT ASSETS	1,589,000	1,589,000	-
PROPERTY AND EQUIPMENT, net	65,000	65,000	-
INVESTMENT IN COMMON STOCK	7,000	-	7,000
OTHER ASSETS	1,000	1,000	-
TOTAL ASSETS	$ 1,662,000	$ 1,655,000	$ 7,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Floor Financing	$ 1,391,000	$ 1,391,000	$ -
Floor Financing in Default	42,000	42,000	-
Notes payable	136,000	112,000	24,000
Accounts payable	399,000	182,000	217,000
Accrued expenses	92,000	92,000	-
TOTAL CURRENT LIABILITIES	2,060,000	1,819,000	241,000
STOCKHOLDERS' EQUITY
Preferred stock	229,000	-	229,000
Common stock	8,000	-	8,000
Additional paid in capital	2,961,000	-	2,961,000
Accumulated deficit	(3,596,000)	(164,000)	(3,432,000)
TOTAL STOCKHOLDERS' EQUITY	(398,000)	(164,000)	(234,000)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,662,000	$ 1,655,000	$ 7,000

iRV, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Year ended March 31, 2001
	As Originally	Pro-Forma	As
	Reported	Adjustments	Revised
REVENUE:
RV sales	$ 3,810,000	$ 3,810,000	$ -
Cost of sales	3,160,000	3,160,000	-
Gross profit	650,000	650,000	-
OPERATING EXPENSES:
Stock Compensation	345,000	-	345,000
Sales and Marketing	203,000	203,000	-
General and Administrative	962,000	487,000	475,000
Website Development	29,000	-	29,000
Depreciation and Amortization	122,000	78,000	44,000
Impairment of Website Costs	135,000	-	135,000
Total operating expenses	1,796,000	768,000	1,028,000
OPERATING INCOME	(1,146,000)	(118,000)	(1,028,000)
Unrealized loss on trading securities	(33,000)
Interest Expense	(210,000)	(179,000)	(31,000)
INCOME (LOSS) BEFORE INCOME TAXES	(1,389,000)	(297,000)	(1,059,000)
Income taxes	-	-	-
NET INCOME (LOSS)	$ (1,389,000)	$ (297,000)	$(1,059,000)
Basic earnings (loss) per share	$ (0.163)	N/A	$ (0.124)
Diluted earnings (loss) per share	$ (0.163)	N/A	$ (0.124)
Weighted average number of common
shares outstanding	8,509,000	-	8,509,000
Effect of dilutive securities	-	-	-
Weighted average number of common shares
outstanding plus dilutive securities	8,509,000	-	8,509,000

iRV, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months ended June 30, 2001
	As Originally	Pro-Forma	As
	Reported	Adjustments	Revised
REVENUE:
RV sales	$ 1,090,000	$ 1,090,000	$ -
Cost of sales	885,000	885,000	-
Gross profit	205,000	205,000	-
OPERATING EXPENSES:
General and Administrative	168,000	142,000	26,000
Sales and Marketing	14,000	14,000	-
Depreciation and Amortization	20,000	20,000	-
Total operating expenses	202,000	176,000	26,000
OPERATING INCOME	3,000	29,000	(26,000)
INTEREST EXPENSE, net	(34,000)	(34,000)	-
INCOME (LOSS) BEFORE INCOME TAXES	(31,000)	(5,000)	(26,000)
Income taxes	-	-	-
NET INCOME (LOSS)	$ (31,000)	$ (5,000)	$ (26,000)
Basic earnings (loss) per share	$ (0.004)	N/A	$ (0.003)
Diluted earnings (loss) per share	$ (0.004)	N/A	$ (0.003)
Weighted average number of common
shares outstanding	8,436,000	-	8,436,000
Effect of dilutive securities	-	-	-
Weighted average number of common shares
outstanding plus dilutive securities	8,436,000	-	8,436,000

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iRV, INC.
Date: September 14, 2001	By:/s/ Clifford C. Thygesen Clifford C. Thygesen, Interim President